FHLBANK TOPEKA ANNOUNCES 2008 EARNINGS

February 26, 2009 – FHLBank Topeka announces its GAAP and core earnings for the year ended December 31, 2008.

President’s Comments

“The Bank had an outstanding year in 2008,” noted Andrew J. Jetter, president and CEO of FHLBank Topeka (Bank). “While markets were extremely volatile over the course of the year, we were able to position the Bank for solid financial performance and actually increased core income compared to the prior year notwithstanding a significant drop in interest rates. Member utilization of the Bank’s products and services also increased significantly over the course of the year, underscoring the value the Bank provides to our members. And despite major disruptions in the financial markets, we continue to provide uninterrupted, low-cost funding to our members. “

GAAP and Core Income

As part of evaluating its annual performance, FHLBank Topeka adjusts net income reported in accordance with U.S. generally accepted accounting principles (GAAP) for the impact of: (1) its AHP and REFCorp assessments; (2) items related to Statement of Financial Accounting Standards No. 133 Accounting for Derivative Instruments and Hedging Activities, as amended (SFAS 133); and (3) other irregular or non-recurring items such as prepayment fees, gain/loss on retirement of debt and gain/loss on securities. The result is referred to as core income, which is not defined by GAAP. Core income is used to compute a core return on equity (ROE) that is then compared to the average overnight Federal funds effective rate. Because the Bank is basically a “hold-to-maturity” investor and does not trade derivatives, management believes that core income is important to understanding its operating results and provides a meaningful period-to-period comparison in contrast to GAAP income, which can vary significantly because of SFAS 133.

GAAP net income in 2008 was $28.44 million, and 2008 core income was $207.79 million, the difference being primarily from SFAS 133 losses recorded in the fourth quarter that resulted in a net loss for the quarter and reduced net income for the year. SFAS 133 accounting affects the timing of income or expense from derivatives and their related assets and liabilities hedged, but not the economic income or expense from these derivatives. In the case of interest rate swaps, the losses on these derivatives will be offset by gains in future periods because the value of the swaps will equal zero at maturity, and our intent is to hold these derivatives until maturity.

	Twelve months
	ending December 31,
	(Amounts in thousands)
	2008	2007
Net Income, as reported under GAAP	$28,439	$150,306
REFCorp/AHP Assessments	10,338	54,510

Income before REFCorp/AHP Assessments	38,777	204,816
SFAS 133-related & Other Adjustments[1]	169,013	(5,562)

Core Income Before Assessments	$207,790	$199,254

[1]	The 2008 and 2007 amounts include “Prepayment fees on terminated advances,” “Net realized gain (loss) on sale or call of held-to-maturity securities,” “Net realized gain (loss) on sale of available-for-sale securities,” “Net gain (loss) on trading securities” and “Net gain (loss) on derivatives and hedging activities” directly from the FHLBank’s December 31, 2008, Statements of Income.

Note: Core income for 2008 totaled $207.79 million, a 4.3 percent increase over 2007 core income. The increase was driven by higher advance usage, increased agency MBS purchases and lower funding costs. Net income for 2008 totaled $28.44 million, representing a decrease of 81.1% from 2007, primarily as a result of SFAS 133 accounting treatment of certain derivative transactions as described above.

GAAP and Core Return on Equity (ROE)

	Twelve months
	ending December 31,
	(Amounts in thousands)
	2008	2007
Average GAAP Capital for the period	$2,427,865	$2,169,532
ROE, based upon GAAP Income Before Assessments	1.60%	9.44%
ROE, based upon Core Income Before Assessments	8.56%	9.18%
Average Overnight Federal Funds Effective Rate	1.93%	5.02%
Core ROE Income as a Spread to Average Overnight Federal Funds Effective Rate	6.63%	4.16%

Note: The Bank posted a core income ROE of 8.56 percent for 2008, which translated into a spread of 6.63 percent above the average overnight Federal funds effective rate. This compares to core income ROE of 9.18 percent for 2007, which resulted in a spread of 4.16 percent above the average overnight Federal funds effective rate. The 2008 ROE, calculated in accordance with GAAP income before assessments for 2008 was 1.60% while the 2007 ROE calculated in accordance with GAAP income before assessments was 9.44%.

Attached are unaudited statements of condition and statements of income highlights for the years ended December 31, 2008 and 2007. FHLBank Topeka will file the 2008 Form 10-K with the SEC in late March 2009. The filing will be posted to the SEC Web site (www.sec.gov), as well as the Bank’s Web site (www.fhlbtopeka.com).

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank Topeka’s operations. These statements may be identified by the use of forward-looking terminology such as “believes,” “will” or other variations on these terms. FHLBank Topeka cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: legislative and regulatory actions or changes; future economic and market conditions; changes in demand for advances or consolidated obligations of FHLBank Topeka and/or of the FHLBank System; and adverse developments or events affecting or involving other Federal Home Loan Banks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank Topeka’s results to differ from these forward-looking statements are provided in detail in FHLBank Topeka’s filings with the Securities and Exchange Commission, which are available at www.sec.gov. Actual results as of December 31, 2008, are unaudited.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank Topeka has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	December 31,
	2008	2007
Statements of Condition (at year end)
Investments[1]	$19,435,809	$20,515,451
Advances	35,819,674	32,057,139
Mortgage loans held for portfolio, net	3,023,805	2,352,301
Total assets	58,556,231	55,304,572
Deposits	1,703,531	1,340,816
Consolidated obligations, net[2]	53,683,045	51,109,456
Total liabilities	56,160,986	53,006,718
Total capital stock	2,240,335	2,091,187
Retained earnings	156,922	208,763
Total capital	2,395,245	2,297,854
Regulatory capital at year end[3]	2,432,063	2,336,097
Statements of Income (for the year ended)
Interest income	1,890,212	2,748,953
Interest expense	1,642,925	2,517,128
Net interest income before loan loss provision/reversal	247,287	231,825
Loss on other-than-temporarily impaired held-to-maturity securities	(4,773)	0
.Net gain (loss) on derivatives and hedging activities	(215,493)	(10,145)
Other income (loss)	51,954	20,365
Other expenses	40,002	37,254
Income before assessments	38,777	204,816
Affordable Housing Program assessments	3,228	16,934
REFCorp assessments	7,110	37,576
Total assessments	10,338	54,510
Net income	28,439	150,306
Supplemental Non-GAAP Information
Economic loss on other-than-temporarily impaired held-to-maturity securities[4]	(2,920)	0

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits, securities purchased under agreements to resell and Federal funds sold.
[2]	Consolidated obligations are bonds and discount notes that the FHLBank is primarily liable to repay.
[3]
Regulatory capital is defined as the sum of the FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Finance
Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class
B stock plus the amount of the FHLBank’s retained earnings, as determined in accordance with GAAP.
Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability under SFAS 150, Accounting for Certain Financial Instruments with
Characteristics of both Liabilities and Equity.

[4]
In compliance with GAAP, five private-issue MBS with a total amortized cost of $7.99 million before impairment were marked down to market value resulting in a loss on other-than-temporarily impaired held-to-maturity securities of $4.77 million. We believe that this loss is much greater than any credit impairment and that the majority of the loss will be recaptured as future payments of principal and interest are received. Therefore, an economic loss, which is a non-GAAP measure, was projected to provide some perspective as to the loss that is more likely to be realized. The economic loss was calculated by estimating projected cash flows based on the structure of the securities and certain assumptions, such as prepayment speeds, default rates and loss severity. For four of the five private-issue MBS, a significant portion of the credit support is being provided by a monoline mortgage insurance company. In projecting the economic loss, an assumption is made that there is no insurance coverage while in fact we believe that the monoline insurance company has the ability to continue to perform, but the Bank is unsure as to what extent it will perform.
Thus, no coverage is assumed.